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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF PROSPERITY BANCSHARES, INC.


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Prosperity Holdings, Inc.                                   Delaware
First Prosperity Bank                                       Texas
Prosperity Capital Trust I                                  Delaware